UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 7, 2006
LAND O’LAKES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North Arden Hills, Minnesota	55126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURES

ITEM 8.01 OTHER EVENTS
     Land O’Lakes, Inc. (the “Company”) announced that it has completed an amended and restated $200 million, five-year receivables securitization facility, arranged by CoBank ACB. This facility updates and replaces the previous $200 million securitization facility arranged in 2003, which was scheduled to terminate in January 2007.
     Under this facility, the Company, Land O’Lakes Purina Feed LLC and Purina Mills, LLC sell certain feed, dairy foods, seed and certain other receivables to LOL SPV, LLC, a wholly-owned special purpose entity (the “SPE”). The receivables are sold to the SPE in exchange for a note equal to the present value of the receivables, adjusted for risk of loss. Amounts owing on the note are paid back to the Company upon collection of the receivables by the SPE or when the SPE enters into borrowings with CoBank. The SPE’s borrowings are effectively secured solely by the SPE’s receivables, and CoBank has no recourse to the Company. However, the Company is subject to credit risk related to the repayment of the notes receivable with the SPE, which, in turn, is dependent upon the collection of the SPE’s receivables pool. The Company expects no significant gains or losses from the facility. The effective cost of the amended facility is LIBOR plus 87.5 basis points.
     Under the terms of the amended facility, the SPE does not fulfill the requirements for a “Qualified Special Purpose Entity” under Financial Accounting Standard Number 140. The SPE will therefore be fully consolidated in the Company’s consolidated financial statements from this point forward.
     Documentation for the new facility will be attached to the Company’s next Form 10-Q filing, for the quarter ended September 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: September 7, 2006	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President and Chief Financial Officer